Exhibit 99.1

EV Energy Partners Announces Closing of Eagle Ford Formation Rights Divestiture

HOUSTON, TX, October 15, 2014 /PRNewswire/ -- EV Energy Partners, L.P. (NASDAQ: EVEP) announced that it, along with certain institutional partnerships managed by EnerVest, Ltd., has closed the previously announced sale of certain deep rights in the Eagle Ford formation in Burleson, Brazos and Grimes Counties, Texas, to an undisclosed buyer. Net proceeds to EVEP are $30.6 million.

EVEP and EnerVest institutional partnerships will retain all non-Eagle Ford formation rights, including the Austin Chalk formation and corresponding production. The transaction is subject to customary post-closing purchase price adjustments.

EV Energy Partners, L.P. is a master limited partnership engaged in acquiring, producing and developing oil and natural gas properties. More information about EVEP is available on the Internet at http://www.evenergypartners.com.

This press release may include statements that are not historical facts which are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements include information about the sale of our Eagle Form formation rights, our expectation to close the divestiture and other statements which include words such as "anticipates," "plans," "projects," "expects," "intends," "believes," "should," and similar expressions of forward-looking information. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of EV Energy Partners, L.P. Actual results may differ materially from those contained in the press release. Such risks and uncertainties include, but are not limited to, changes in commodity prices, possible title and environmental issues, the availability and cost of financing, the returns on our capital investments and acquisition strategies, and general economic conditions. Additional information on risks and uncertainties that could affect our business prospects and performance are provided in the most recent reports of EV Energy Partners with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

(code #: EVEP/G)

EV Energy Partners, L.P., Houston

Michael E. Mercer

713-651-1144

http://www.evenergypartners.com